Exhibit 16.2

December 11, 2023

Securities and Exchange Commission

100 F Street NE

Washington, D.C. 20549

Dear Commissioners:

We have read the statements made by Top KingWin Ltd under its Form 6-K dated December 11, 2023. We agree with the statements concerning our firm in such Form 6-K; we are not in a position to agree or disagree with other statements of Top KingWin Ltd contained therein.

Very truly yours,

/s/ Marcum Asia CPAs LLP

New York, New York

NEW YORK OFFICE • 7 Penn Plaza • Suite 830 • New York, New York • 10001

Phone 646.442.4845 • Fax 646.349.5200 • www.marcumasia.com